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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

                               _________________


                                   FORM 8-K



                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) September 19, 1999




                          COMPUTER SCIENCES CORPORATION

             (Exact name of Registrant as specified in its charter)




NEVADA                             1-4850                         95-2043126
(State or Other Jurisdiction    (Commission                 (I.R.S. Employer
of Incorporation)                File Number)            Identification No.)



2100 East Grand Avenue

El Segundo, California                                                 90245
(Address of Principal Executive Offices)                          (Zip Code)




Registrant's telephone number, including area code  (310) 615-0311





                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events.


          On September 19, 1999, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Nichols Research Corporation ("Nichols") and Nevada Acquisition Corporation, a wholly owned subsidiary of the Registrant ("Acquisition"), providing for the merger of Acquisition with and into Nichols (the "Merger"). Upon consummation of the Merger (i) Nichols will become a wholly owned subsidiary of the Registrant and (ii) each outstanding share of common stock of Nichols will be converted into common stock (together with the associated preferred stock purchase rights) of the Registrant and the right to receive cash in lieu of fractional shares of Registrant common stock.


          Attached hereto and incorporated herein by reference are the Merger Agreement and a joint press release of the Registrant and Nichols dated September 20, 1999 describing the Merger.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


          The exhibits listed below are filed as a part of this report:


          2.1 Agreement and Plan of Merger dated as of September 19, 1999 by and among the Registrant, Nichols Research Corporation and Nevada Acquisition Corporation


          99.1 Joint Press Release of the Registrant and Nichols Research Corporation dated September 20, 1999



                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                   COMPUTER SCIENCES CORPORATION




Dated: September 20, 1999          By /s/ Scott M. Delanty
                                      ------------------------------------
                                      Scott M. Delanty
                                      Vice President and Controller


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                                 EXHIBIT INDEX
                                 -------------



Exhibit
-------

  2.1 Agreement and Plan of Merger dated as of September 19, 1999 by and among the Registrant, Nichols Research Corporation and Nevada Acquisition Corporation


 99.1 Joint Press Release of the Registrant and Nichols Research Corporation dated September 20, 1999


















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